Exhibit 99.1

NEWS	MEDIA CONTACT
Sarah McHugh
FOR IMMEDIATE RELEASE	312-880-2624
smchugh@huronconsultinggroup.com

INVESTOR CONTACT
John D. Kelly
312-583-8722
investor@huronconsultinggroup.com
Huron Announces Second Quarter 2019 Financial Results and Updates 2019 Guidance
SECOND QUARTER 2019 HIGHLIGHTS

•	Revenues increased $23.2 million, or 11.7%, to $220.8 million in Q2 2019 from $197.5 million in Q2 2018.

•	Net income from continuing operations increased $4.7 million, or 80.3%, to $10.6 million in Q2 2019 from $5.9 million in Q2 2018.

•	Adjusted EBITDA(7), a non-GAAP measure, increased $4.5 million, or 18.4%, to $29.2 million in Q2 2019 from $24.7 million in Q2 2018.

•	Diluted earnings per share from continuing operations increased $0.20, or 74.1%, to $0.47 in Q2 2019 from $0.27 in Q2 2018.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, increased $0.18, or 31.0%, to $0.76 in Q2 2019 from $0.58 in Q2 2018.
YEAR-TO-DATE 2019 HIGHLIGHTS AND 2019 GUIDANCE

•	Revenues increased $34.0 million, or 8.7%, to $425.2 million for the first six months of 2019 from $391.2 million for the same prior year period.

•	Net income from continuing operations increased $11.3 million to $13.9 million for the first six months of 2019 from $2.6 million for the same prior year period.

•	Adjusted EBITDA(7), a non-GAAP measure, increased $8.8 million, or 23.1%, to $47.2 million for the first six months of 2019 from $38.4 million for the first six months of 2018.

•	Diluted earnings per share from continuing operations increased $0.50 to $0.62 for the first six months of 2019 from $0.12 for the first six months of 2018.

•	Adjusted diluted earnings per share from continuing operations(7), a non-GAAP measure, increased $0.38, or 48.7%, to $1.16 for the first six months of 2019 from $0.78 for the same prior year period.

•	Huron updates its previous earnings guidance range for full year 2019, including revenue expectations in a range of $830.0 million to $860.0 million.
CHICAGO - July 30, 2019 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results from continuing operations for the second quarter ended June 30, 2019.
“We continue to drive organic growth across all of our operating segments, led by strong quarterly performance in our Healthcare and Education businesses,” said James H. Roth, chief executive officer of Huron. “As reflected in our updated annual guidance, we remain encouraged about our prospects for continued growth during 2019.”

SECOND QUARTER 2019 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $23.2 million, or 11.7%, to $220.8 million for the second quarter of 2019, compared to $197.5 million for the second quarter of 2018.
Net income from continuing operations increased $4.7 million, or 80.3%, to $10.6 million for the second quarter of 2019, compared to $5.9 million for the same quarter last year. Diluted earnings per share from continuing operations increased $0.20, or 74.1%, to $0.47 for the second quarter of 2019, compared to $0.27 for the second quarter of 2018.
Second quarter 2019 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(7) increased $3.6 million, or 15.3%, to $26.9 million from $23.3 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended June 30,
	2019	2018
Amortization of intangible assets	$4,314	$5,996
Restructuring charges	$754	$1,984
Litigation and other gains, net	$(485)	$(6,707)
Non-cash interest on convertible notes	$2,145	$2,046
Loss on sale of business	$—	$5,831
Transaction-related expenses	$2,050	$—
Tax effect of adjustments	$(2,282)	$(2,232)
Foreign currency transaction gains, net	$4	$240
To permit comparability with prior periods, the company excluded the impact of transaction-related expenses, consisting of third-party legal and accounting fees related to the evaluation of a potential acquisition that ultimately did not consummate.
Adjusted EBITDA(7) increased $4.5 million, or 18.4%, to $29.2 million, or 13.2% of revenues, in the second quarter of 2019, from $24.7 million, or 12.5% of revenues, in the same quarter last year. Adjusted net income from continuing operations(7) increased $4.3 million to $17.1 million, or $0.76 per diluted share, for the second quarter of 2019, from $12.8 million, or $0.58 per diluted share, for the same quarter in 2018.
The average number of full-time billable consultants(1) increased 11.0% to 2,362 in the second quarter of 2019 from 2,127 in the same quarter last year. Full-time billable consultant utilization rate(2) was 77.2% during the second quarter of 2019, compared to 76.2% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $206 for the second quarter of 2019, compared to $205 for the second quarter of 2018. The average number of full-time equivalent professionals(6) was 327 in the second quarter of 2019, compared to 278 for the same period in 2018.
YEAR-TO-DATE 2019 RESULTS FROM CONTINUING OPERATIONS
Revenues increased $34.0 million, or 8.7%, to $425.2 million for the first six months of 2019, compared to $391.2 million for the first six months of 2018.
Net income from continuing operations increased $11.3 million to $13.9 million for the first six months of 2019, compared to $2.6 million for the same prior year period. Diluted earnings per share from continuing operations increased $0.50 to $0.62 for the first six months of 2019 compared to $0.12 for the first six months of 2018.
EBITDA(7) increased $8.6 million, or 24.3%, to $44.2 million from $35.5 million in the same prior year period.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2019	2018
Amortization of intangible assets	$8,831	$12,299
Restructuring charges	$2,029	$2,696
Litigation and other gains, net	$(941)	$(5,877)
Non-cash interest on convertible notes	$4,265	$4,067
Loss on sale of business	$—	$5,831
Transaction-related expenses	$2,050	$—
Tax effect of adjustments	$(4,235)	$(4,797)
Tax expense related to the enactment of Tax Cut and Jobs Act of 2017	$—	$132
Foreign currency transaction losses (gains), net	$(78)	$187
To permit comparability with prior periods, the company excluded the impact of transaction-related expenses, consisting of third-party legal and accounting fees related to the evaluation of a potential acquisition that ultimately did not consummate.
Adjusted EBITDA(7) increased $8.8 million, or 23.1%, to $47.2 million, or 11.1% of revenues, for the first six months of 2019, from $38.4 million, or 9.8% of revenues, for the same prior year period. Adjusted net income from continuing operations(7) increased $8.9 million to $25.9 million, or $1.16 per diluted share, for the first six months of 2019, from $17.0 million, or $0.78 per diluted share, for the first six months of 2018.
The average number of full-time billable consultants(1) increased 9.2% to 2,326 in the first six months of 2019 from 2,131 in the same prior year period. Full-time billable consultant utilization rate(2) was 76.6% during the first six months of 2019, compared to 75.0% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $208 for the first six months of 2019, compared to $205 for the first six months of 2018. The average number of full-time equivalent professionals(6) was 297 in the first six months of 2019, compared to 271 for the same prior year period.
OPERATING SEGMENTS
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s year-to-date 2019 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (46%); Business Advisory (28%); and Education (26%). Financial results by segment are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended June 30, 2019.
OUTLOOK FOR 2019
Based on currently available information, the company is updating guidance for full year 2019 revenues before reimbursable expenses in a range of $830.0 million to $860.0 million. The company also anticipates adjusted EBITDA as a percentage of revenues in a range of 12.0% to 12.5% and non-GAAP adjusted diluted earnings per share to increase 15% to 25% over 2018.
Management will provide a more detailed discussion of its outlook during the company’s earnings conference call webcast.
SECOND QUARTER 2019 WEBCAST
The company will host a webcast to discuss its financial results today, July 30, 2019, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ and can be accessed from Huron's website at htt

p://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and non-GAAP adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items are not provided. Management is unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global consultancy that helps its clients drive growth, enhance performance and sustain leadership in the markets they serve. The company partners with clients to develop strategies and implement solutions that enable the transformative change its clients need to own their future. Learn more at www.huronconsultinggroup.com.
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Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2018, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues and reimbursable expenses:
Revenues	$220,754	$197,544	$425,199	$391,223
Reimbursable expenses	23,534	20,733	42,151	38,352
Total revenues and reimbursable expenses	244,288	218,277	467,350	429,575
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	141,628	127,574	279,408	260,360
Amortization of intangible assets and software development costs	1,171	968	2,288	2,186
Reimbursable expenses	23,657	20,915	42,326	38,464
Total direct costs and reimbursable expenses	166,456	149,457	324,022	301,010
Operating expenses and other gains, net:
Selling, general and administrative expenses	52,537	45,488	103,286	92,566
Restructuring charges	754	1,984	2,029	2,696
Litigation and other gains, net	(485)	(6,707)	(941)	(5,877)
Depreciation and amortization	7,151	8,917	14,323	17,720
Total operating expenses and other gains, net	59,957	49,682	118,697	107,105
Operating income	17,875	19,138	24,631	21,460
Other income (expense), net:
Interest expense, net of interest income	(4,524)	(5,022)	(8,782)	(10,008)
Other income (expense), net	695	(5,693)	2,912	(5,838)
Total other expense, net	(3,829)	(10,715)	(5,870)	(15,846)
Income from continuing operations before taxes	14,046	8,423	18,761	5,614
Income tax expense	3,477	2,561	4,842	2,974
Net income from continuing operations	10,569	5,862	13,919	2,640
Loss from discontinued operations, net of tax	(97)	(490)	(143)	(532)
Net income	$10,472	$5,372	$13,776	$2,108
Net earnings per basic share:
Net income from continuing operations	$0.48	$0.27	$0.63	$0.12
Loss from discontinued operations, net of tax	—	(0.02)	—	(0.02)
Net income	$0.48	$0.25	$0.63	$0.10
Net earnings per diluted share:
Net income from continuing operations	$0.47	$0.27	$0.62	$0.12
Loss from discontinued operations, net of tax	—	(0.02)	—	(0.02)
Net income	$0.47	$0.25	$0.62	$0.10
Weighted average shares used in calculating earnings per share:
Basic	21,997	21,709	21,933	21,651
Diluted	22,400	21,918	22,356	21,866
Comprehensive income:
Net income	$10,472	$5,372	$13,776	$2,108
Foreign currency translation adjustments, net of tax	(359)	(954)	(43)	(920)
Unrealized gain on investment, net of tax	3,915	3,159	6,572	5,325
Unrealized gain (loss) on cash flow hedging instruments, net of tax	(612)	183	(849)	615
Other comprehensive income	2,944	2,388	5,680	5,020
Comprehensive income	$13,416	$7,760	$19,456	$7,128

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$9,177	$33,107
Receivables from clients, net	116,665	109,677
Unbilled services, net	91,751	69,613
Income tax receivable	846	6,612
Prepaid expenses and other current assets	14,766	13,922
Total current assets	233,205	232,931
Property and equipment, net	40,189	40,374
Deferred income taxes, net	1,094	2,153
Long-term investment	59,357	50,429
Operating lease right-of-use assets	55,045	—
Other non-current assets	41,482	30,525
Intangible assets, net	39,037	47,857
Goodwill	645,266	645,263
Total assets	$1,114,675	$1,049,532
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,456	$10,020
Accrued expenses and other current liabilities	20,663	17,207
Accrued payroll and related benefits	78,619	109,825
Accrued contingent consideration for business acquisitions	535	9,991
Current maturities of long-term debt	248,034	243,132
Current maturities of operating lease liabilities	10,536	—
Deferred revenues	27,575	28,130
Total current liabilities	395,418	418,305
Non-current liabilities:
Deferred compensation and other liabilities	27,367	20,875
Accrued contingent consideration for business acquisitions, net of current portion	95	1,450
Long-term debt, net of current portion	59,590	53,853
Operating lease liabilities, net of current portion	62,130	—
Deferred lease incentives	—	13,693
Deferred income taxes, net	1,714	732
Total non-current liabilities	150,896	90,603
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,316,458 and 25,114,739 shares issued at June 30, 2019 and December 31, 2018, respectively	247	244
Treasury stock, at cost, 2,399,279 and 2,568,288 shares at June 30, 2019 and December 31, 2018, respectively	(127,133)	(124,794)
Additional paid-in capital	463,190	452,573
Retained earnings	209,882	196,106
Accumulated other comprehensive income	22,175	16,495
Total stockholders’ equity	568,361	540,624
Total liabilities and stockholders’ equity	$1,114,675	$1,049,532

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$13,776	$2,108
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	21,682	20,394
Lease impairment charge	805	—
Share-based compensation	11,483	9,117
Amortization of debt discount and issuance costs	5,264	5,155
Allowances for doubtful accounts and unbilled services	170	390
Loss on sale of business	—	5,831
Change in fair value of contingent consideration liabilities	(876)	(3,350)
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(6,984)	(5,384)
(Increase) decrease in unbilled services, net	(22,105)	(19,693)
(Increase) decrease in current income tax receivable / payable, net	6,486	600
(Increase) decrease in other assets	(4,743)	(4,140)
Increase (decrease) in accounts payable and other liabilities	(133)	(996)
Increase (decrease) in accrued payroll and related benefits	(30,462)	(4,736)
Increase (decrease) in deferred revenues	(570)	1,617
Net cash provided by (used in) operating activities:	(6,207)	6,913
Cash flows from investing activities:
Purchases of property and equipment, net	(6,384)	(5,131)
Investment in life insurance policies	(4,087)	(1,689)
Purchases of businesses, net of cash acquired	—	(215)
Capitalization of internally developed software costs	(4,409)	(2,149)
Proceeds from note receivable	—	1,040
Divestiture of business	—	(1,862)
Net cash used in investing activities	(14,880)	(10,006)
Cash flows from financing activities:
Proceeds from exercise of stock options	469	469
Shares redeemed for employee tax withholdings	(4,460)	(2,720)
Proceeds from borrowings under credit facility	87,500	139,300
Repayments of debt	(81,756)	(134,049)
Payments for debt issuance costs	—	(1,385)
Payments for contingent consideration liabilities	(4,674)	(4,906)
Net cash provided by financing activities	(2,921)	(3,291)
Effect of exchange rate changes on cash	78	(73)
Net decrease in cash and cash equivalents	(23,930)	(6,457)
Cash and cash equivalents at beginning of the period	33,107	16,909
Cash and cash equivalents at end of the period	$9,177	$10,452

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2019	2018
Healthcare:
Revenues	$101,939	$91,500	11.4%
Operating income	$33,344	$27,072	23.2%
Segment operating income as a percentage of segment revenues	32.7%	29.6%
Business Advisory:
Revenues	$62,277	$57,720	7.9%
Operating income	$11,474	$14,218	(19.3)%
Segment operating income as a percentage of segment revenues	18.4%	24.6%
Education:
Revenues	$56,538	$48,324	17.0%
Operating income	$16,204	$11,255	44.0%
Segment operating income as a percentage of segment revenues	28.7%	23.3%
Total Company:
Revenues	$220,754	$197,544	11.7%
Reimbursable expenses	23,534	20,733	13.5%
Total revenues and reimbursable expenses	$244,288	$218,277	11.9%
Statements of Operations reconciliation:
Segment operating income	$61,022	$52,545	16.1%
Items not allocated at the segment level:
Other operating expenses	36,481	31,197	16.9%
Litigation and other gains, net	(485)	(6,707)	(92.8)%
Depreciation and amortization	7,151	8,917	(19.8)%
Total operating income	17,875	19,138	(6.6)%
Other expense, net	(3,829)	(10,715)	(64.3)%
Income from continuing operations before taxes	$14,046	$8,423	66.8%
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	833	820	1.6%
Business Advisory	883	738	19.6%
Education	673	583	15.4%
Total	2,389	2,141	11.6%
Average number of full-time billable consultants (for the period) (1):
Healthcare	828	805
Business Advisory	870	753
Education	664	569
Total	2,362	2,127

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended June 30,
Other Operating Data (continued):	2019	2018
Full-time billable consultant utilization rate (2):
Healthcare	80.8%	82.2%
Business Advisory	73.1%	69.3%
Education	78.3%	77.9%
Total	77.2%	76.2%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$224	$202
Business Advisory (4)(5)	$193	$215
Education	$200	$197
Total (4)(5)	$206	$205
Revenue per full-time billable consultant (in thousands):
Healthcare	$84	$77
Business Advisory	$69	$73
Education	$74	$74
Total	$76	$75
Average number of full-time equivalents (for the period) (6):
Healthcare	271	209
Business Advisory	13	25
Education	43	44
Total	327	278
Revenue per full-time equivalent (in thousands):
Healthcare	$120	$140
Business Advisory	$166	$119
Education	$167	$142
Total	$128	$139

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2019	2018
Healthcare:
Revenues	$195,621	$181,395	7.8%
Operating income	$61,195	$51,532	18.8%
Segment operating income as a percentage of segment revenues	31.3%	28.4%
Business Advisory:
Revenues	$121,083	$113,615	6.6%
Operating income	$21,055	$23,216	(9.3)%
Segment operating income as a percentage of segment revenues	17.4%	20.4%
Education:
Revenues	$108,495	$96,213	12.8%
Operating income	$28,822	$22,680	27.1%
Segment operating income as a percentage of segment revenues	26.6%	23.6%
Total Company:
Revenues	$425,199	$391,223	8.7%
Reimbursable expenses	42,151	38,352	9.9%
Total revenues and reimbursable expenses	$467,350	$429,575	8.8%
Statements of Operations reconciliation:
Segment operating income	$111,072	$97,428	14.0%
Items not allocated at the segment level:
Other operating expenses	73,059	64,125	13.9%
Litigation and other gains, net	(941)	(5,877)	(84.0)%
Depreciation and amortization expense	14,323	17,720	(19.2)%
Total operating income	24,631	21,460	14.8%
Other expense, net	(5,870)	(15,846)	(63.0)%
Income from continuing operations before taxes	$18,761	$5,614	234.2%
Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Healthcare	833	820	1.6%
Business Advisory	883	738	19.6%
Education	673	583	15.4%
Total	2,389	2,141	11.6%
Average number of full-time billable consultants (for the period) (1):
Healthcare	824	792
Business Advisory	854	773
Education	648	566
Total	2,326	2,131

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,
Other Operating Data (continued):	2019	2018
Full-time billable consultant utilization rate (2):
Healthcare	79.7%	81.8%
Business Advisory	73.1%	67.7%
Education	77.4%	76.5%
Total	76.6%	75.0%
Full-time billable consultant average billing rate per hour (3):
Healthcare	$224	$202
Business Advisory (4)(5)	$196	$212
Education	$202	$202
Total (4)(5)	$208	$205
Revenue per full-time billable consultant (in thousands):
Healthcare	$163	$153
Business Advisory	$137	$140
Education	$147	$148
Total	$149	$147
Average number of full-time equivalents (for the period) (6):
Healthcare	247	208
Business Advisory	11	21
Education	39	42
Total	297	271
Revenue per full-time equivalent (in thousands):
Healthcare	$248	$288
Business Advisory	$361	$261
Education	$332	$297
Total	$263	$287

(1)	Consists of full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(2)
Utilization rate for full-time billable consultants is calculated by dividing the number of hours full-time billable consultants worked on client assignments during a period by the total available working hours for these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(4)
The Business Advisory segment includes operations of Huron Eurasia India. Absent the impact of Huron Eurasia India, the average billing rate per hour for the Business Advisory segment would have been $215 and $246 for the three months ended June 30, 2019 and 2018, respectively; and $219 and $243 for the six months ended June 30, 2019 and 2018, respectively.

Absent the impact of Huron Eurasia India, Huron's consolidated average billing rate per hour would have been $214 for both the three months ended June 30, 2019 and 2018; and $216 and $214 for the six months ended June 30, 2019 and 2018, respectively.

(5)
Beginning in the third quarter of 2018, the average billing rate per hour excludes the number of hours charged on internal assignments by consultants within Huron Eurasia India to provide a more meaningful average billing rate charged to external clients. Prior year periods have been revised for consistent presentation.

(6)
Consists of leadership coaches and their support staff within the Healthcare Leadership solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$220,754	$197,544	$425,199	$391,223
Net income from continuing operations	$10,569	$5,862	$13,919	$2,640
Add back:
Income tax expense	3,477	2,561	4,842	2,974
Interest expense, net of interest income	4,524	5,022	8,782	10,008
Depreciation and amortization	8,322	9,885	16,611	19,906
Earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	26,892	23,330	44,154	35,528
Add back:
Restructuring charges	754	1,984	2,029	2,696
Litigation and other gains, net	(485)	(6,707)	(941)	(5,877)
Loss on sale of business	—	5,831	—	5,831
Transaction-related expenses	2,050	—	2,050	—
Foreign currency transaction losses (gains), net	4	240	(78)	187
Adjusted EBITDA (7)	$29,215	$24,678	$47,214	$38,365
Adjusted EBITDA as a percentage of revenues (7)	13.2%	12.5%	11.1%	9.8%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income from continuing operations	$10,569	$5,862	$13,919	$2,640
Weighted average shares - diluted	22,400	21,918	22,356	21,866
Diluted earnings per share from continuing operations	$0.47	$0.27	$0.62	$0.12
Add back:
Amortization of intangible assets	4,314	5,996	8,831	12,299
Restructuring charges	754	1,984	2,029	2,696
Litigation and other gains, net	(485)	(6,707)	(941)	(5,877)
Non-cash interest on convertible notes	2,145	2,046	4,265	4,067
Loss on sale of business	—	5,831	—	5,831
Transaction-related expenses	2,050	—	2,050	—
Tax effect of adjustments	(2,282)	(2,232)	(4,235)	(4,797)
Tax expense related to the enactment of Tax Cut and Jobs Act of 2017	—	—	—	132
Total adjustments, net of tax	6,496	6,918	11,999	14,351
Adjusted net income from continuing operations (7)	$17,065	$12,780	$25,918	$16,991
Weighted average shares - diluted	22,400	21,918	22,356	21,866
Adjusted diluted earnings per share from continuing operations (7)	$0.76	$0.58	$1.16	$0.78

(7)
In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.